Exhibit 99.3
[ARRIS LOGO] YOUR VOTE IS IMPORTANT AUTHORIZE YOUR PROXY BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK INTERNET TELEPHONE MAIL https://www.●.com ● · Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen. OR • Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions. OR • Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided. Your telephone or Internet vote must be received by 5:00 p.m. Eastern Standard Time on ● , 2007 in order to be counted in the final tabulation. To vote, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located on the reverse side of this proxy card if you vote by mail. ☐ ? DETACH PROXY CARD HERE Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. ☒ Votes must be indicated (x) in Black or Blue ink. The Board of Directors recommends a vote “FOR” the proposals . FOR AGAINST ABSTAIN 1. Proposal to approve the issuance of ARRIS common stock in connection with Agreement and Plan of Merger. ☐ ☐ ☐ FOR AGAINST ABSTAIN 2 To adjourn or postpone the ARRIS Special Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the issuance under the merger agreement ☐ ☐ ☐ 3. To transact other business as may properly come before the Arris Special Meeting. S C A N L I N E NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. Date Share Owner sign here Co-Owner sign here

ARRIS GROUP, INC. PROXY SOLICITED BY AND ON BEHALF OF
THE BOARD OF DIRECTORS The undersigned hereby appoints Robert J. Stanzione, Lawrence A. Margolis and David B. Potts, and each of them (with full power of substitution in each) proxies of the undersigned to vote at the annual meeting of ARRIS Group, Inc. to be held at ● a.m., eastern time, ● , 2007, at ● , and at any adjournments thereof, all of the shares of Common Stock of ARRIS Group, Inc. in the name of the undersigned on the record date. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. THIS PROXY WILL BE VOTED THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be dated and signed on the reverse side.)
PLEASE CHECK BOX IF YOU INTEND TO BE PRESENT AT MEETING ☐ COMMENT/ADDRESS CHANGE ☐ Please mark this box if you have written a comment/address change
ARRIS GROUP, INC.
P.O. BOX 11340 NEW YORK, N.Y. 10203-0340 COMMENTS / ADDRESS CHANGE: PLEASE MARK COMMENT / ADDRESS BOX